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                                                                    EXHIBIT 99.1
[MGI PHARMA LOGO]

                                                                MGI PHARMA, INC.
                                                        Suite 300 E. Opus Center
                                                             9900 Bren Road East
                                                Minnetonka, Minnesota 55343-9667

                                                        (Telephone) 612-935-7335
                                                        (Facsimile) 612-935-0468

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT:
July 14, 1998                                        Lori Weiman
                                                     (612) 939-4666

           MGI PRARMA EXPANDS BOARD OF DIRECTORS, APPOINTS CHAIRMAN
                      AND ADOPTS SHAREHOLDER RIGHTS PLAN

MINNEAPOLIS, JULY 14, 1998 ---- MGI PHARMA (Nasdaq: MOGN), a pharmaceutical company, announced today that its board of directors has been expanded to nine, adding Arthur L. Weaver, M.D., a rheumatologist and past president of the American College of Rheumatology, and Rodolfo C. Bryce, president of Schering-Plough Healthcare Products, as its newest members. Their election follows the addition of Michael E. Hanson, retired president of the Internal Medicine Business Unit at Eli Lilly and Company, and Andrew J. Ferrara, president and chief executive officer of Boston Healthcare, during the re-election of the entire board at the company's annual shareholders' meeting on May 12, 1998. Additionally, Hugh E. Miller, who joined MGI PHARMA's board in October 1992, has been appointed chairman.

         MGI PHARMA also announced that its board of directors has adopted a new Shareholder Rights Plan that gives each of its shareholders rights to purchase shares of a newly authorized series of preferred stock in the event that a tender offer for the company is announced or an acquiror purchases at least 15 percent of the common stock. The new plan replaces a prior plan that expired in February of this year.
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The New Shareholder Rights Plan
-------------------------------

         The rights issued under the new Shareholder Rights Plan will become exercisable by shareholders other than a potential acquiror only following an acquisition by the acquiror, without prior approval by the company's board of directors, of 15 percent or more of the common stock, or the announcement of a tender offer for 15 percent or more of the common stock. After a potential acquiror purchases at least 15 percent of the outstanding common stock, shareholders other than the acquiror would be able to exercise the Rights issued under the plan to purchase shares of common stock, or in some cases cash, property or other securities of the company or shares of the acquiror's common stock, at a 50 percent discount from the market price, rendering any hostile takeover prohibitively expensive for the would-be acquiror.

         The new purchase rights will be distributed as a non-taxable dividend at the rate of one right for each share of common stock held as of the close of business on July 27, 1998. The Rights will trade with common stock. There will be no rights certificates issued unless the rights become exercisable. The company's board of directors will be entitled to redeem the rights at $.0l per right at any time prior to an acquiror purchasing 15 percent or more of the company's common stock. The right will expire on July 14, 2008.

         Charles N. Blitzer, MGI PHARMA's president and chief executive officer, stated, "The shareholder right's plan was not adopted in response to any acquisition or merger proposal. The purpose of the plan is to encourage any prospective buyer to negotiate with the company's board before launching a hostile takeover. In this way, we believe we can best insure that all shareholders receive equal treatment and a fair price in any business combination involving MGI PHARMA."

New Board Members
-----------------

         Commenting on the company's new board members, Blitzer said, "Our newest board members, all of whom bring a wealth of medical and pharmaceutical experience to our board of directors, join us at an exciting point in the company's evolution. We are on the doorstep of profitability thanks to growing revenues. We recently launched a product that is the first
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prescription treatment of its kind for a chronic, autoimmune disease. We will soon move a potentially exciting anti-cancer compound into its first exploratory Phase II trial, and we expect to roll out additional studies through the remainder of this year. As we evaluate additional products and opportunities with which to further expand our business, we will look to our board for continued guidance. I believe that their expertise will prove to be invaluable as we move forward."

Rodolfo C. Bryce
----------------

Rodolfo Bryce has been president of Schering-Plough Healthcare Products, the consumer products arm of Schering-Plough Corporation, since April 1996. In this position, he is responsible for the full range of activities involving the company's U.S. non-prescription products operations. He joined Schering-Plough in 1980 and since that time has held a number of senior management positions. Prior to joining Schering-Plough, Bryce was employed by ITT Corporation in Peru, Belgium and the United States. He holds bachelor's degree in financial management from St. Mary's University, San Antonio, Texas.

Andrew J. Ferrara
-----------------

As president and chief executive officer of Boston Healthcare, Andrew Ferrara provides consulting services to a number of pharmaceutical and biotechnology firms. In addition, Ferrara is a managing partner of BioLicensing Consultants, L.L.C., a company that assists biotechnology companies with opportunity assessments, business planning and agreement implementation. Prior to founding Boston Healthcare in 1993 and Boston BioLicensing, L.L.C. in 1997, Ferrara founded Polygen, Inc., a computer software company in 1984. Previously, he spent 20 years with Eli Lilly & Company, serving in a number of business areas in the United States and Europe, including sales, marketing, and public relations. Ferrara holds a degree in pharmacy from the Philadelphia College of Pharmacy & Science.
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Michael E. Hanson
-----------------

Michael Hanson retired from Eli Lilly & Company in December 1997, having served as president of Lilly's Internal Medicine Business Unit since July 1994. He joined Lilly in 1973 as a sales representative, and advanced steadily throughout his career, during which he held a number of management and marketing positions. Prior to joining Lilly he was a pharmacist at the University of Minnesota Hospital. Hanson has a bachelor's in pharmacy from the North Dakota State University and a master's degree in hospital pharmacy administration from the University of Minnesota.

Hugh E. Miller
--------------

Hugh Miller retired in December 1990 from ICI Americas Inc. (ICI), a chemical, pharmaceutical, agricultural, consumer and specialty products company, as vice chairman and director after a 22-year career, during which he held a number of domestic and international positions, including president of Stuart Pharmaceuticals. He also managed ICI's marketing and manufacturing operations in Europe, the Middle East and Africa, and was chairman of a joint venture company in Japan, while serving as a director of ICI Japan. During his tenure at ICI he also was on the governing board of Pharmaceutical Research and Manufacturers of America, as well as that of the National Pharmaceutical Council. Prior to ICI, Miller was with Jefferson Chemical for 13 years. He has a bachelor's degree in chemical engineering from Rice University.

Arthur L. Weaver, M.D.
----------------------

Dr. Arthur Weaver is a leading rheumatologist in the United States. He serves as medical director of Arthritis Center of Nebraska and is a clinical professor in the department of medicine at the University of Nebraska Medical Center. He is on the medical advisory boards for several recognized pharmaceutical and biotechnology companies. He has been the primary investigator on over 70 clinical studies, written 82 papers and 28 abstracts, and conducted over 350 presentations to regional, national and international medical and scientific meetings. Weaver
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received his bachelor's degree from the University of Nebraska, his medical degree from Northwestern University Medical School, a master's degree from the University of Minnesota, and completed his residency and fellowship in internal medicine and rheumatology at the Mayor Clinic in Rochester, Minnesota.

         MGI PHARMA is a pharmaceutical company, headquartered in Minnetonka, Minn., that acquires, develops and markets innovative products for niche medical markets of unmet medical need. The company currently markets Salagen(Registered Trademark) Tablets (pilocarpine hydrochloride), INFeD(Registered Trademark) (iron dextran injection 50mg/ml) and Didronel(Registered Trademark) I.V. Infusion (etidronate disodium) in the United States.

         This press release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the company's actual results to differ materially from the results discussed in these statements. Factors that might cause such differences include, but are not limited to the continued growth in sales of Salagen(Registered Trademark) Tablets, the successful development of MGI 114 and other products, the ability to reach and sustain profitability, and the ability to acquire additional products for development and/or sale, and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission.

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